Exhibit 99.1

Contacts:

Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
peter.garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Appoints Glenn Reicin as Senior Advisor

--Reicin to Bolster PDL’s Expertise in Medical Device Realm--

INCLINE VILLAGE, NV, June 25, 2013 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that the Company has appointed Glenn M. Reicin as senior advisor to the company, effective as of July 1st. PDL is focused on acquiring income generating assets to continue increasing shareholder value, and Mr. Reicin will focus on bolstering these activities. He brings many years of experience in the medical device space, 15 years of which were spent as a ranked, medical device analyst at Morgan Stanley.

“We are pleased to have Glenn join our leadership team and believe that his depth of experience and extensive network in the medical device space will be invaluable as we evaluate opportunities that would bring additional value to PDL,” stated John P. McLaughlin, president and chief executive officer of PDL. “We have completed four significant transactions over the past year and are actively evaluating additional opportunities in order to continue this momentum in the year ahead.”

“I am excited to join the team at PDL during a time of such solid momentum for the company,” When looking at the state of the venture capital industry, I think that PDL has an important role to fill in funding the continued growth of the medical device industry and I am looking forward to applying my expertise in the area,” stated Mr. Reicin. “I see tremendous opportunity in both the medical device space as well as in the lending of non-dilutive capital to commercial stage companies with novel products and look forward to assisting the team in bringing some of these opportunities to fruition.”

Mr. Reicin has most recently served at an Executive in Residence at Covidien. Previously, he was a managing director at Skyline Ventures. Prior to joining Skyline Ventures in 2008, Mr. Reicin served as a managing director and research analyst at Morgan Stanley, covering medical devices and supplies from 1993 to 2008. While at Morgan Stanley, Mr. Reicin was ranked in the Institutional Investor “All-America” team from 1994 to 2008. His last year on Wall Street, he was ranked the top stock picker within the Hospital Supply/Medtech sector by the Financial Times, who also ranked him the ninth best stock picker among all publishing analysts in the U.S. Prior to Morgan Stanley, he served as a senior vice president and equity analyst at Oppenheimer & Co., Inc, and prior to that, served as a senior healthcare analyst with Fidelity Management Corp. Mr. Reicin also worked for Bain & Company Inc. as a management consultant, concentrating on the healthcare industry. He has also served on the boards of several medical technology companies. Mr. Reicin holds an M.B.A. from Harvard Business School and a B.A. in Economics from Brandeis University.

About PDL BioPharma

PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new income generating assets and maximizing value for its shareholders. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the Company’s business are disclosed in the risk factors contained in the Company's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.